Exhibit 99.1

For release: July 22, 2010	For further information contact:

Steven R. Lewis, President & CEO
David W. Gifford, CFO
(330) 373-1221

First Place Announces Withdrawal of Registration Statement

Warren, Ohio – July 22, 2010 – First Place Financial Corp. (Nasdaq: FPFC) today announced that it has filed with the Securities and Exchange Commission to withdraw its registration statement, filed in June 2010, to sell approximately $80 million of Common Stock due to unfavorable market conditions.

“Market conditions have changed significantly since we began the process of preparing our registration statement in late April,” noted Steven R. Lewis, President and CEO. “We embarked on this process in order to build shareholder value by pursuing strategic growth opportunities. We believe that building shareholder value is economically feasible only if the benefits from the opportunity to grow more than offset the immediate dilution to existing shareholders. Current market conditions would result in more dilution than we found acceptable. Therefore, we have decided to withdraw our registration statement at this time. We considered the sale of common stock to be an offensive strategy from the beginning. Throughout this recession and through the date of this release we have remained well capitalized based on regulatory standards.”

Mr. Lewis continued, “The registration statement indicated a comprehensive capital strategy including issuing common stock, exchanging preferred stock for trust preferred securities with the U. S. Department of the Treasury and the sale of a significant portion of our nonperforming assets. While we are no longer taking any steps to market our common stock, we continue to pursue various alternatives related to an exchange of our preferred stock for other forms of Tier 1 capital, and potentially selling limited amounts of nonperforming assets.”

“In April, we also indicated that we were continuing to aggressively pursue the resolution of problem assets through the June quarter and that we projected continued reductions in nonperforming loans. While charge-offs are still high by historical standards, our charge-offs, delinquent loans, nonperforming loans and nonperforming assets were lower for the June 2010 quarter than they were for the March 2010 quarter.”

Mr. Lewis concluded by indicating, “We continue to be dedicated to building shareholder value and will continue to develop and execute strategies to achieve that goal. Consistent with that goal we have not ruled out selling additional common stock in the future if market conditions improve, and we are able to effectively deploy the capital to grow the Company.”

About First Place Financial Corp.

First Place Financial Corp. is a $3.2 billion financial services holding company based in Warren, Ohio. First Place Financial Corp. operates 43 retail locations, 2 business financial service centers and 20 loan production offices through its principal subsidiary, First Place Bank. Additional affiliates of First Place Financial Corp. include First Place Holdings, Inc., the holding company for the Company’s nonbank affiliates, including First Place Insurance Agency, Ltd., First Place Real Estate, Ltd. and Title Works Agency, LLC. Information about First Place Financial Corp. may be found on the Company’s web site: www.firstplacebank.com.

Forward-Looking Statements

When used in this press release, or future press releases or other public or shareholder communications, in filings by the Company with the Securities and Exchange Commission or in oral statements made with the approval of an authorized executive officer, the words or phrases such as “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimate,” “project,” “believe,” “should,” “may,” “will,” “plan,” or variations of such terms or similar expressions are intended to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the Company’s actual results to be materially different from those indicated. Such statements are subject to certain risks and uncertainties, including changes in economic conditions in the market areas the Company conducts business, which could materially impact credit quality trends; changes in laws, regulations or policies of regulatory agencies; fluctuations in interest rates; demand for loans in the market areas the Company conducts business; and competition, that could cause actual results to differ materially from historical earnings and those presently anticipated or projected. The Company wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The Company undertakes no obligation to publicly release the result of any revisions that may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.